Exhibit 99.1

KILROY REALTY CORPORATION

Q1 2016 Supplemental Financial Report

box

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2015, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. As of March 31, 2016, the Company’s stabilized portfolio consisted of 103 office buildings, which encompassed an aggregate of 13.7 million rentable square feet and was 94.9% occupied.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.	Lead Independent	John T. Fucci	Executive VP, Asset Management
Jolie Hunt		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Robert Paratte	Executive VP, Leasing and Business Development
Gary R. Stevenson		Tyler H. Rose	Executive VP and CFO
Peter B. Stoneberg		Heidi R. Roth	Executive VP, CAO and Controller
		Mike L. Sanford	Executive VP, Northern California
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
BB&T Capital Markets		KeyBanc Capital Markets
David Toti	(212) 419-4620	Craig Mailman	(917) 368-2316
BMO Capital Markets Corp.		Morgan Stanley
John P. Kim	(212) 885-4115	Vance Edelson	(212) 761-0078
Citigroup Investment Research		RBC Capital Markets
Michael Bilerman	(212) 816-1383	Richard Moore	(440) 715-2646
Credit Suisse		Robert W. Baird & Co.
Ian Weissman	(212) 538-6889	David B. Rodgers	(216) 737-7341
D. A. Davidson		Stifel, Nicolaus & Company
Barry Oxford	(212) 240-9871	John W. Guinee III	(443) 224-1307
Deutsche Bank Securities, Inc.		UBS Investment Research
Vincent Chao	(212) 250-6799	Ross T. Nussbaum	(212) 713-2484
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Blaine Heck	(443) 263-6529
Green Street Advisors
Jed Reagan	(949) 640-8780

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• FFO per share of $0.82

• Net income available to common stockholders per share of $1.84

• Revenues of $145.4 million

• Same Store cash net operating income (“NOI”) increased 20.3%

• Same Store GAAP NOI increased 0.1%

• Updated FFO Guidance range for 2016 is $3.36 to $3.50 per share with a midpoint of $3.43 per share

• Stabilized portfolio was 94.9% occupied and 96.2% leased at quarter-end

• 237,478 square feet of leases commenced in the stabilized portfolio

• 239,314 square feet of leases executed in the stabilized portfolio

Capital Markets Highlights	Strategic Highlights

• In March, repurchased 52,199 shares of common stock at a weighted average price of $55.45 per share

• At March 31, had $258.1 million of disposition proceeds temporarily held as restricted cash for possible future Section 1031 Exchanges

• In January, completed the sale of four operating properties in San Diego, CA for gross proceeds of $262.3 million and a gain of $146.0 million and one land parcel in Carlsbad, CA for gross proceeds of $4.5 million

• Completed the acquisition of an approximately 1.75 acre development site located at 610-620 Brannan Street in San Francisco, CA, adjacent to our Flower Mart project, for approximately $31.0 million in cash and 867,701 common units of the Operating Partnership plus transaction costs

• In March, stabilized 350 Mission Street, a 455,000 square foot building in San Francisco, CA. The office component is 100% leased to salesforce.com, inc.

• In March, stabilized 333 Brannan Street, a 186,000 square foot building in San Francisco, CA. The office component is 100% leased to Dropbox, Inc.

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 30 through 31 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	3/31/2016 (1)	12/31/2015	9/30/2015 (1)	6/30/2015 (1)	3/31/2015 (1)
INCOME ITEMS:
Revenues	$145,446	$147,413	$141,553	$146,227	$146,082
Lease Termination Fees, net	23	150	—	179	9
Net Operating Income	107,620	106,407	101,920	106,071	107,635
Acquisition-related Expenses	62	100	4	265	128
Capitalized Interest and Debt Costs	14,346	14,204	14,567	12,323	10,871
Net Income Available to Common Stockholders	170,995	25,323	101,446	54,188	39,874
EBITDA (2)	94,392	94,156	90,423	93,684	112,367
Funds From Operations (2)(3)(4)	78,193	76,673	73,588	74,819	91,532
Funds Available for Distribution (3)(4)	56,422	44,389	48,325	44,987	61,277
Net Income Available to Common Stockholders per common share – diluted (4)	$1.84	$0.27	$1.09	$0.61	$0.45
Funds From Operations per common share – diluted (4)	$0.82	$0.80	$0.77	$0.82	$1.01
Dividends per common share (4)	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS:
Operating Margins	74.0%	72.2%	72.0%	72.5%	73.7%
Interest Coverage Ratio	3.7x	3.5x	3.4x	3.5x	4.1x
Fixed Charge Coverage Ratio	3.3x	3.1x	3.0x	3.1x	3.6x
FFO Payout Ratio	42.5%	42.9%	44.7%	42.2%	34.3%
FAD Payout Ratio	58.8%	74.1%	68.1%	70.2%	51.3%
ASSETS:
Real Estate Held for Investment before Depreciation	$6,498,443	$6,328,146	$6,354,042	$6,109,184	$5,985,469
Total Assets (5) (6)	6,204,110	5,926,430	6,339,599	5,675,846	5,713,707
CAPITALIZATION:
Total Debt	$2,312,318	$2,239,696	$2,657,688	$2,360,252	$2,426,550
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests	5,869,034	5,949,805	6,125,596	6,056,849	6,841,936
Total Market Capitalization	8,381,352	8,389,501	8,983,284	8,617,101	9,468,486
Total Debt / Total Market Capitalization	27.6%	26.7%	29.6%	27.4%	25.6%
Total Debt and Preferred / Total Market Capitalization	30.0%	29.1%	31.8%	29.8%	27.8%

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Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 30 through 31 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $146.0 million, $78.5 million, and $31.4 million gains on sales of depreciable operating properties for the three months ended March 31, 2016, September 30, 2015 and June 30, 2015, respectively, and a $17.3 million gain on sale of land for the three months ended March 31, 2015.

(2)	EBITDA and Funds From Operations for the three months ended March 31, 2015 include a $17.3 million gain on sale of land.

(3)	Please refer to page 7 for a reconciliation of GAAP Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(4)	Reported amounts are attributable to common stockholders and common unitholders.

(5)	Total assets as of December 31, 2015, June 30, 2015, and March 31, 2015, include “Real estate assets and other assets held for sale, net.”

(6)
On January 1, 2016, the Company adopted new accounting guidance which requires deferred financing costs, except costs paid for the unsecured line of credit, to be reclassified as a reduction to the debt liability balance instead of being reported as an asset as historically presented. As a result, total assets have been adjusted from prior amounts reported to reflect this change for all periods presented.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

High Price	$62.94	$69.92	$73.45	$77.92	$78.86
Low Price	$47.38	$62.83	$63.41	$67.15	$70.48
Closing Price	$61.87	$63.28	$65.16	$67.15	$76.17

Dividends per share – annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000’s) (1) (2)	92,229	92,259	92,220	88,406	88,031
Closing common partnership units (in 000’s) (1) (3)	2,631	1,765	1,788	1,793	1,793
	94,860	94,024	94,008	90,199	89,824

________________________

(1)	As of the end of the period.

(2)	In March 2016, the Company repurchased 52,199 shares of common stock at a weighted average price of $55.45 per common share.

(3)	In March 2016, the Operating Partnership issued 867,701 common units in connection with the acquisition of the 610-620 Brannan Street land site.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
ASSETS:
Land and improvements	$978,643	$875,794	$850,280	$839,072	$838,927
Buildings and improvements	4,501,062	4,091,012	4,028,044	3,906,860	3,880,883
Undeveloped land and construction in progress	1,018,738	1,361,340	1,475,718	1,363,252	1,265,659
Total real estate assets held for investment	6,498,443	6,328,146	6,354,042	6,109,184	5,985,469
Accumulated depreciation and amortization	(1,034,315)	(994,241)	(999,557)	(960,816)	(921,279)
Total real estate assets held for investment, net	5,464,128	5,333,905	5,354,485	5,148,368	5,064,190
Real estate assets and other assets held for sale, net	—	117,666	—	81,699	190,751
Cash and cash equivalents	38,645	56,508	567,940	28,142	50,181
Restricted cash	261,600	696	8,130	7,462	8,287
Marketable securities	13,418	12,882	12,638	13,803	13,337
Current receivables, net	9,540	11,153	11,533	8,956	8,122
Deferred rent receivables, net	199,232	189,704	183,352	176,493	168,581
Deferred leasing costs and acquisition-related intangible assets, net	186,271	176,683	173,457	174,387	182,251
Prepaid expenses and other assets, net (1)	31,276	27,233	28,064	36,536	28,007
TOTAL ASSETS	$6,204,110	$5,926,430	$6,339,599	$5,675,846	$5,713,707
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net (1)	$378,080	$380,835	$474,684	$477,981	$515,175
Unsecured debt, net (1)	1,845,313	1,844,634	2,168,828	1,773,746	1,773,057
Unsecured line of credit	75,000	—	—	100,000	130,000
Accounts payable, accrued expenses and other liabilities	265,863	246,323	249,980	199,005	217,352
Accrued dividends and distributions	35,317	34,992	34,993	33,670	33,532
Deferred revenue and acquisition-related intangible liabilities, net	131,296	128,156	127,473	123,819	128,730
Rents received in advance and tenant security deposits	48,543	49,361	46,579	47,434	46,887
Liabilities and deferred revenue of real estate assets held for sale	—	7,543	—	7,086	9,768
Total liabilities	2,779,412	2,691,844	3,102,537	2,762,741	2,854,501
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	922	923	922	884	880
Additional paid-in capital	3,066,994	3,047,894	3,042,330	2,791,226	2,761,176
Retained earnings/(distributions in excess of earnings)	67,981	(70,262)	(62,850)	(131,569)	(154,355)
Total stockholders’ equity	3,328,308	3,170,966	3,172,813	2,852,952	2,800,112
Noncontrolling Interests
Common units of the Operating Partnership	89,675	57,100	57,913	54,088	53,232
Noncontrolling interest in consolidated subsidiary	6,715	6,520	6,336	6,065	5,862
Total noncontrolling interests	96,390	63,620	64,249	60,153	59,094
Total equity	3,424,698	3,234,586	3,237,062	2,913,105	2,859,206
TOTAL LIABILITIES AND EQUITY	$6,204,110	$5,926,430	$6,339,599	$5,675,846	$5,713,707

(1) Effective January 1, 2016, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2015-03 and 2015-15, which changed the presentation of deferred financing costs on the balance sheet. As a result, for all periods presented, deferred financing costs, with the exception of deferred financing costs related to the unsecured line of credit, have been reclassified as a reduction to the related secured debt, net and unsecured debt, net line items. Deferred financing costs related to the unsecured line of credit are included in prepaid expenses and other assets, net.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
REVENUES
Rental income	$133,755	$130,932
Tenant reimbursements	11,404	14,425
Other property income	287	725
Total revenues	145,446	146,082
EXPENSES
Property expenses	25,965	24,714
Real estate taxes	11,032	12,715
Provision for bad debts	—	242
Ground leases	829	776
General and administrative expenses	13,437	12,768
Acquisition-related expenses	62	128
Depreciation and amortization	50,440	51,487
Total expenses	101,765	102,830
OTHER (EXPENSES) INCOME
Interest income and other net investment gains	271	360
Interest expense	(11,829)	(16,878)
Total other (expenses) income	(11,558)	(16,518)
INCOME FROM OPERATIONS BEFORE GAINS ON SALES OF REAL ESTATE	32,123	26,734
Gains on sale of land	—	17,268
Gains on sale of depreciable operating properties	145,990	—
NET INCOME	178,113	44,002
Net income attributable to noncontrolling common units of the Operating Partnership	(3,610)	(815)
Net income attributable to noncontrolling interest in consolidated subsidiary	(195)	—
Total income attributable to noncontrolling interests	(3,805)	(815)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	174,308	43,187
Preferred dividends	(3,313)	(3,313)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$170,995	$39,874
Weighted average common shares outstanding – basic	92,225	86,897
Weighted average common shares outstanding – diluted	92,735	87,434
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$1.85	$0.45
Net income available to common stockholders per share – diluted	$1.84	$0.45

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$170,995	$39,874
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,610	815
Depreciation and amortization of real estate assets	49,578	50,843
Gains on sales of depreciable real estate	(145,990)	—
Funds From Operations (2)(3)	$78,193	$91,532
Weighted average common shares/units outstanding – basic (4)	95,319	89,881
Weighted average common shares/units outstanding – diluted (4)	95,829	90,419
FFO per common share/unit – basic (2)	$0.82	$1.02
FFO per common share/unit – diluted (2)	$0.82	$1.01
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (2)	$78,193	$91,532
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(15,540)	(9,602)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(5)	(2,888)	(3,013)
Net effect of straight-line rents	(9,451)	(19,450)
Amortization of net below market rents (6)	(1,603)	(1,928)
Amortization of deferred financing costs and net debt discount/premium	280	50
Noncash amortization of share-based compensation awards	4,703	3,571
Other lease related adjustments, net (7)	2,728	117
Funds Available for Distribution (1)	$56,422	$61,277

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(1)	See pages 28 and 29 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $2.9 million and $3.0 million for the three months ended March 31, 2016 and 2015, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Same Store Analysis (1)(2)
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2016	2015	% Change
Total Same Store Portfolio
Number of properties	97	97
Square Feet	12,582,284	12,582,284
Percent of Stabilized Portfolio	92.0%	96.4%
Average Occupancy	94.5%	95.9%
Operating Revenues:
Rental income	$124,803	$121,974	2.3%
Tenant reimbursements	9,873	12,726	(22.4)%
Other property income	283	725	(61.0)%
Total operating revenues	134,959	135,425	(0.3)%
Operating Expenses:
Property expenses	24,285	23,217	4.6%
Real estate taxes	9,977	11,440	(12.8)%
Provision for bad debts	—	219	(100.0)%
Ground leases	829	776	6.8%
Total operating expenses	35,091	35,652	(1.6)%
GAAP Net Operating Income	$99,868	$99,773	0.1%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended March 31,
	2016	2015	% Change
Total operating revenues	$127,667	$112,389	13.6%
Total operating expenses	35,113	35,454	(1.0)%
Cash Net Operating Income	$92,554	$76,935	20.3%

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(1)	Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of March 31, 2016.

(2)	Please refer to page 32 for a reconciliation of the Same Store measures on this page to Net Income Available to Common Stockholders.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
	Buildings	YTD NOI %	SF %	Total SF	3/31/2016	12/31/2015	3/31/2016
Los Angeles and Ventura Counties
101 Corridor	4	1.3%	2.2%	306,324	91.1%	89.7%	97.0%
El Segundo	5	6.3%	8.0%	1,090,525	95.6%	99.0%	95.9%
Hollywood	3	3.7%	3.2%	432,439	98.9%	98.0%	98.9%
Long Beach	7	4.0%	6.9%	946,857	93.3%	94.3%	93.3%
West Los Angeles	10	5.7%	6.1%	837,191	92.7%	91.2%	94.1%
Total Los Angeles and Ventura Counties	29	21.0%	26.4%	3,613,336	94.3%	95.1%	95.2%

Total Orange County	1	1.7%	2.0%	271,556	97.6%	94.0%	97.6%

San Diego County
Del Mar	13	10.2%	9.3%	1,275,846	96.5%	96.3%	96.7%
I-15 Corridor	5	3.9%	4.0%	540,854	95.3%	95.3%	96.6%
Mission Valley	4	1.4%	2.1%	290,586	91.2%	91.2%	91.2%
Point Loma	1	0.4%	0.8%	103,900	100.0%	67.4%	100.0%
Sorrento Mesa	9	1.8%	4.3%	591,186	65.5%	75.6%	75.6%
University Towne Center	1	0.1%	0.4%	47,846	58.2%	58.2%	58.2%
Total San Diego County	33	17.8%	20.9%	2,850,218	88.8%	89.6%	91.2%

San Francisco Bay Area
Menlo Park	7	3.4%	2.8%	378,358	100.0%	100.0%	100.0%
Mountain View	3	4.7%	3.1%	428,060	100.0%	100.0%	100.0%
Redwood City	2	4.3%	2.5%	339,987	98.4%	98.3%	99.0%
San Francisco	8	21.7%	20.4%	2,793,856	97.8%	96.5%	98.5%
Sunnyvale	8	8.5%	6.8%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	28	42.6%	35.6%	4,870,482	98.6%	98.1%	99.1%

Greater Seattle
Bellevue	2	7.6%	6.6%	905,225	95.3%	96.7%	97.4%
Kirkland	4	1.7%	2.1%	279,924	94.3%	88.0%	94.3%
Lake Union	6	7.6%	6.4%	880,989	95.6%	95.6%	100.0%
Total Greater Seattle	12	16.9%	15.1%	2,066,138	95.3%	95.1%	98.1%

TOTAL STABILIZED PORTFOLIO	103	100.0%	100.0%	13,671,730	94.9%	94.8%	96.2%

Average Occupancy
Quarter-to-Date
94.7%

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	104,797	100.0%
24025 Park Sorrento	101 Corridor	108,671	75.0%
2829 Townsgate Road	101 Corridor	81,067	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	241,607	80.8%
999 N. Sepulveda Boulevard	El Segundo	128,592	98.5%
6115 W. Sunset Boulevard	Hollywood	26,075	98.3%
6121 W. Sunset Boulevard	Hollywood	82,442	100.0%
6255 W. Sunset Boulevard	Hollywood	323,922	98.7%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	96.0%
3780 Kilroy Airport Way	Long Beach	219,745	84.6%
3800 Kilroy Airport Way	Long Beach	192,476	88.6%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	100.0%
12100 W. Olympic Boulevard	West Los Angeles	150,167	94.2%
12200 W. Olympic Boulevard	West Los Angeles	150,117	97.6%
12233 W. Olympic Boulevard	West Los Angeles	151,029	89.4%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,340	86.1%
501 Santa Monica Boulevard	West Los Angeles	73,115	72.3%
Total Los Angeles and Ventura Counties		3,613,336	94.3%

Orange County, California
2211 Michelson Drive	Irvine	271,556	97.6%
Total Orange County		271,556	97.6%

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%
12340 El Camino Real	Del Mar	87,774	91.4%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Center Drive	Del Mar	50,677	100.0%
3611 Valley Center Drive	Del Mar	130,047	100.0%
3661 Valley Center Drive	Del Mar	129,051	90.2%
3721 Valley Center Drive	Del Mar	114,780	79.9%
3811 Valley Center Drive	Del Mar	112,067	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,349	97.5%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,128	82.0%
2355 Northside Drive	Mission Valley	53,610	100.0%
2365 Northside Drive	Mission Valley	96,437	83.0%
2375 Northside Drive	Mission Valley	51,516	89.4%
2385 Northside Drive	Mission Valley	89,023	95.7%
2305 Historic Decatur Road	Point Loma	103,900	100.0%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	0.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	0.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California (Continued)
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	0.0%
4690 Executive Drive	University Towne Center	47,846	58.2%
Total San Diego County		2,850,218	88.8%

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
900 Jefferson Avenue	Redwood City	226,197	100.0%
900 Middlefield Road	Redwood City	113,790	95.2%
100 First Street	San Francisco	467,095	93.1%
303 Second Street	San Francisco	740,047	98.5%
201 Third Street	San Francisco	346,538	98.8%
360 Third Street	San Francisco	429,796	100.0%
250 Brannan Street	San Francisco	95,008	100.0%
301 Brannan Street	San Francisco	74,430	100.0%
333 Brannan Street	San Francisco	185,602	98.1%
350 Mission Street	San Francisco	455,340	97.6%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		4,870,482	98.6%

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	96.3%
10900 NE 4th Street	Bellevue	416,755	94.1%
10210 NE Points Drive	Kirkland	84,641	100.0%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	100.0%
3933 Lake Washington Blvd NE	Kirkland	46,450	65.5%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,994	72.4%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,643	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,138	95.3%

TOTAL		13,671,730	94.9%

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Information on Leases Commenced

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	21	18	140,526	96,952	$35.11	40.1%	29.6%	40.0%	71

Information on Leases Executed

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (3)	27	18	142,362	96,952	$32.85	21.2%	11.3%	76

________________________

(1)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three months ended March 31, 2016, including first and second generation space, net of month-to-month leases.

(2)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three months ended March 31, 2016, including first and second generation space, net of month-to-month leases.

(3)	During the three months ended March 31, 2016, 21 new leases totaling 130,978 square feet were signed but not commenced as of March 31, 2016.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

Q1 2016
1st Generation (Nonrecurring) Capital Expenditures:
Capital Improvements	$2,272

Total	$2,272

Q1 2016
2nd Generation (Recurring) Capital Expenditures:
Capital Improvements	$2,990

Tenant Improvements & Leasing Commissions (1)	12,550

Total	$15,540

________________________

(1)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2016	72	521,435	4.1%	$16,146	3.1%	$30.96
2017	108	1,264,882	9.9%	47,484	9.1%	37.54
2018	78	1,361,979	10.7%	54,702	10.5%	40.16
2019	92	1,523,280	11.9%	56,034	10.7%	36.79
2020	90	1,908,728	15.0%	71,430	13.7%	37.42
2021	58	927,764	7.3%	39,372	7.5%	42.44
2022	19	426,957	3.3%	17,799	3.4%	41.69
2023	23	635,988	5.0%	30,842	5.9%	48.49
2024	17	574,012	4.5%	22,044	4.2%	38.40
2025	8	101,611	0.8%	4,751	0.9%	46.76
2026 and beyond	33	3,509,115	27.5%	162,025	31.0%	46.17
Total (2)	598	12,755,751	100.0%	$522,629	100.0%	$40.97

________________________

(1)	Includes 100% of annualized base rent of a consolidated subsidiary in which the Company has a 93% equity interest.

(2)
For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space and lease renewal options not executed as of March 31, 2016.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expirations	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2016	Los Angeles	48	243,343	1.9%	$8,313	1.6%	$34.16
	Orange County	2	12,928	0.1%	474	0.1%	36.66
	San Diego	9	141,231	1.1%	2,744	0.5%	19.43
	San Francisco Bay Area	7	79,840	0.6%	3,554	0.7%	44.51
	Greater Seattle	6	44,093	0.4%	1,061	0.2%	24.06
	Total	72	521,435	4.1%	$16,146	3.1%	$30.96

2017	Los Angeles	60	493,871	3.9%	$17,005	3.2%	$34.43
	Orange County	8	61,840	0.5%	2,526	0.5%	40.85
	San Diego	12	193,279	1.5%	7,088	1.4%	36.67
	San Francisco Bay Area	17	269,220	2.1%	12,920	2.5%	47.99
	Greater Seattle	11	246,672	1.9%	7,945	1.5%	32.21
	Total	108	1,264,882	9.9%	$47,484	9.1%	$37.54

2018	Los Angeles	38	182,412	1.4%	$5,893	1.1%	$32.31
	Orange County	3	18,263	0.1%	639	0.1%	34.99
	San Diego	10	504,386	4.0%	21,658	4.2%	42.94
	San Francisco Bay Area	13	298,712	2.4%	15,165	2.9%	50.77
	Greater Seattle	14	358,206	2.8%	11,347	2.2%	31.68
	Total	78	1,361,979	10.7%	$54,702	10.5%	$40.16

2019	Los Angeles	30	387,074	3.0%	$12,612	2.4%	$32.58
	Orange County	6	77,922	0.6%	3,234	0.6%	41.50
	San Diego	16	244,731	1.9%	8,512	1.6%	34.78
	San Francisco Bay Area	22	616,851	4.8%	25,570	4.9%	41.45
	Greater Seattle	18	196,702	1.6%	6,106	1.2%	31.04
	Total	92	1,523,280	11.9%	$56,034	10.7%	$36.79

2020	Los Angeles	42	417,520	3.3%	$14,373	2.8%	$34.42
	Orange County	4	33,713	0.3%	1,057	0.2%	31.35
	San Diego	20	634,208	5.0%	23,027	4.4%	36.31
	San Francisco Bay Area	16	577,851	4.5%	25,913	5.0%	44.84
	Greater Seattle	8	245,436	1.9%	7,060	1.3%	28.77
	Total	90	1,908,728	15.0%	71,430	13.7%	$37.42

2021 and Beyond	Los Angeles	55	1,547,523	12.1%	$56,854	10.9%	$36.74
	Orange County	4	57,049	0.4%	1,933	0.4%	33.88
	San Diego	25	784,789	6.2%	31,806	6.1%	40.53
	San Francisco Bay Area	43	2,920,730	22.9%	154,284	29.4%	52.82
	Greater Seattle	31	865,356	6.8%	31,956	6.1%	36.93
	Total	158	6,175,447	48.4%	$276,833	52.9%	$44.83

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2016 and 2017
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2016:
Q2 2016	22	221,604	1.7%	$5,355	1.0%	$24.16
Q3 2016	19	101,519	0.8%	3,673	0.7%	36.18
Q4 2016	31	198,312	1.6%	7,118	1.4%	35.89
Total 2016	72	521,435	4.1%	$16,146	3.1%	$30.96

2017:
Q1 2017	34	403,711	3.2%	$15,240	2.9%	$37.75
Q2 2017	24	232,491	1.8%	8,432	1.6%	36.27
Q3 2017	26	307,350	2.4%	12,170	2.3%	39.60
Q4 2017	24	321,330	2.5%	11,642	2.3%	36.23
Total 2017	108	1,264,882	9.9%	$47,484	9.1%	$37.54

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation	$28,344	663,239	5.4%	4.9%
salesforce.com, inc. (2)	24,183	468,445	4.6%	3.4%
DIRECTV, LLC	22,467	667,852	4.3%	4.9%
Box, Inc. (3)	22,441	364,563	4.3%	2.7%
Synopsys, Inc.	15,492	340,913	3.0%	2.5%
Bridgepoint Education, Inc.	15,066	322,342	2.9%	2.4%
Dropbox, Inc.	14,827	182,054	2.8%	1.3%
Delta Dental of California	10,313	188,143	2.0%	1.4%
AMN Healthcare, Inc.	9,001	176,075	1.7%	1.3%
Concur Technologies	8,225	227,414	1.6%	1.7%
Zenefits Insurance Service	7,314	96,305	1.4%	0.7%
Scan Group (2)	6,487	201,782	1.2%	1.5%
Group Health Cooperative	6,372	183,422	1.2%	1.3%
Neurocrine Biosciences, Inc.	6,366	140,591	1.2%	1.0%
Riot Games, Inc.	6,223	114,565	1.2%	0.8%

Total Top Fifteen Tenants	$203,121	4,337,705	38.8%	31.8%

________________________

(1)	The information presented is as of March 31, 2016.

(2)	The Company has entered into leases with various affiliates of the tenant.

(3)	Includes 100% of annualized base rental revenues of a consolidated subsidiary in which the Company has a 93% equity interest.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

2016 Dispositions
($ in millions)

COMPLETED OFFICE PROPERTY DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
Torrey Santa Fe Properties (2)	Del Mar	January	4	465,812	$262.3

COMPLETED LAND DISPOSITIONS
Property	Submarket	Month of Disposition	Gross Site Acreage	Sales Price (1)
1st Quarter
Carlsbad Oaks - Lot 7	Carlsbad	January	7.6	$4.5

_____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

(2)	The Torrey Santa Fe Properties include the following: 7525 Torrey Santa Fe, 7535 Torrey Santa Fe, 7545 Torrey Santa Fe, and 7555 Torrey Santa Fe.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Stabilized Development Projects and Development Projects in Lease-up
($ in millions)

STABILIZED DEVELOPMENT PROJECTS	Location	Start Date	Completion Date (1)	Rentable Square Feet	Total Estimated Investment	Office % Leased
1st Quarter
350 Mission Street	San Francisco	4Q 2012	3Q 2015	455,340	$279.6	100%
333 Brannan Street	San Francisco	4Q 2013	3Q 2015	185,602	101.5	100%
TOTAL:				640,942	$381.1	100%

LEASE-UP PROJECTS	Location	Start Date	Completion Date	Estimated Stabilization Date	Rentable Square Feet	Total Estimated Investment	Office % Committed
The Heights at Del Mar	Del Mar	4Q 2014	4Q 2015	4Q 2016	73,000	$45.0	44%
Columbia Square Phase 2 - Office	Hollywood	3Q 2013	1Q 2016	1Q 2017	370,000	220.0	80%
TOTAL:					443,000	$265.0	74%

________________________

(1)	The building core and shell were completed in the third quarter of 2015 and tenant improvements were completed in the first quarter of 2016.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

In-Process, Near-Term and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 3/31/2016 (1)	Office % Leased
		Start Date	Compl. Date
UNDER CONSTRUCTION:
San Francisco Bay Area
The Exchange on 16th	San Francisco	2Q 2015	3Q 2017	3Q 2018	700,000	$485	$154.8	—%

Los Angeles
Columbia Square Residential	Hollywood	3Q 2013	2Q 2016	2Q 2017	205,000	160	135.1	N/A
TOTAL:					905,000	$645	$289.9	—%

NEAR-TERM DEVELOPMENT PIPELINE (2):	Location	Potential Start Date (3)	Approx. Developable Square Feet		Total Estimated Investment	Total Costs as of 3/31/2016 (1)

100 Hooper	San Francisco	2016	400,000		$255	$91.2
Academy Project	Hollywood	2016	545,000		385	63.6
333 Dexter (4)	South Lake Union	2016	700,000		385	61.1
One Paseo	Del Mar	2016	TBD		TBD	186.3
TOTAL:						$402.2

FUTURE DEVELOPMENT PIPELINE:

Flower Mart (5)	San Francisco		TBD		TBD	$190.9
9455 Towne Centre Drive (6)	San Diego		150,000		TBD	6.4
Carlsbad Oaks – Lots 4, 5, & 8	Carlsbad		222,000		TBD	14.3
Pacific Corporate Center – Lot 8	Sorrento Mesa		170,000		TBD	14.3
Santa Fe Summit – Phase II and III	56 Corridor		600,000		TBD	78.4
Sorrento Gateway – Lot 2	Sorrento Mesa		80,000		TBD	12.2
TOTAL:						$316.5

________________________

(1)	Represents cash paid and costs incurred as of March 31, 2016.

(2)
Project timing, costs, developable square feet and scope could change materially from estimated data provided due to one of more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new office supply, regulatory and entitlement processes or project design.

(3)
Potential start dates assume successfully obtaining all entitlements and approvals necessary to commence construction. Actual commencement is subject to extensive consideration of market conditions and economic factors. 100 Hooper is fully-entitled with Proposition M allocation.

(4)	Consists of four adjacent parcels in the South Lake Union submarket of Seattle.

(5)
In the first quarter of 2016, the Company purchased approximately 1.75 acres located at 610-620 Brannan Street immediately adjacent to the Flower Mart development site in the SOMA district of San Francisco. The Company purchased the site for approximately $31.0 million in cash and 867,701 common units of the Operating Partnership. In addition, the Company paid $2.4 million in seller transaction costs and recorded $4.7 million in accrued liabilities.

(6)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building and is currently pursuing entitlements to build a new 5-story 150,000 rentable square foot building.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Capital Structure
As of March 31, 2016
($ in thousands)

	Shares/Units March 31, 2016	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Line of Credit		$75,000	0.9%
Unsecured Term Loan Facility		150,000	1.8%
Unsecured Term Loan		39,000	0.4%
Unsecured Senior Notes due 2018 (1)		325,000	3.9%
Unsecured Senior Notes due 2020 (1)		250,000	3.0%
Unsecured Senior Notes due 2023 (1)		300,000	3.6%
Unsecured Senior Notes due 2025 (1)		400,000	4.8%
Unsecured Senior Notes due 2029 (1)		400,000	4.8%
Secured Debt (1)		373,318	4.4%
Total Debt		$2,312,318	27.6%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (2)	4,000,000	$100,000	1.2%
6.375% Series H Cumulative Redeemable Preferred stock (2)	4,000,000	100,000	1.2%
Common limited partnership units outstanding (3)	2,631,276	162,797	1.9%
Shares of common stock outstanding (3)	92,229,464	5,706,237	68.1%
Total Equity and Noncontrolling Interests		$6,069,034	72.4%
TOTAL MARKET CAPITALIZATION		$8,381,352	100.0%

________________________

(1)
Represents gross aggregate principal amount due at maturity before the effect of the following at March 31, 2016: $12.5 million of unamortized deferred financing costs, $7.2 million of unamortized discounts for the unsecured senior notes and $5.8 million of unamortized premiums for the secured debt.

(2)	Value based on $25.00 per share liquidation preference.

(3)	Value based on closing share price of $61.87 as of March 31, 2016.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Debt Analysis
As of March 31, 2016

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Maturity
Secured vs. Unsecured Debt
Unsecured Debt	83.9%	4.2%	7.1
Secured Debt	16.1%	5.1%	4.4
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	11.4%	1.6%	3.3
Fixed-Rate Debt	88.6%	4.7%	7.1

Stated Interest Rate		4.4%	6.7

GAAP Effective Rate		4.3%

GAAP Effective Rate Including Debt Issuance Costs		4.5%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of March 31, 2016
Unsecured Credit Facility, Term Loan Facility, and Term Loan (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	28%
Fixed charge coverage ratio	greater than 1.5x	2.5x
Unsecured debt ratio	greater than 1.67x	3.30x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.57x

Unsecured Senior Notes due 2018, 2020, 2023, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	34%
Interest coverage	greater than 1.5x	7.4x
Secured debt to total asset value	less than 40%	6%
Unencumbered asset pool value to unsecured debt	greater than 150%	303%

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2016	2017	2018	2019	2020	After 2020	Total (2)

Unsecured Debt:
Floating (3)	1.49%	1.49%	7/1/2019				$75,000			$75,000
Floating (4)	1.59%	1.59%	7/1/2019				150,000			150,000
Floating (4)	1.59%	1.59%	7/1/2019				39,000			39,000
Fixed	4.80%	4.83%	7/15/2018			325,000				325,000
Fixed	6.63%	6.74%	6/1/2020					250,000		250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.24%	4.29%		—	—	325,000	264,000	250,000	1,100,000	1,939,000

Secured Debt:
Fixed	6.51%	6.51%	2/1/2017	875	64,406					65,281
Fixed	7.15%	7.15%	5/1/2017	2,097	1,215					3,312
Fixed	4.27%	4.27%	2/1/2018	1,928	2,671	123,085				127,684
Fixed (5)	6.05%	3.50%	6/1/2019	1,229	1,727	1,835	74,479			79,270
Fixed	4.48%	4.48%	7/1/2027	1,207	1,673	1,749	1,830	1,913	87,589	95,961
Fixed	Various	Various	Various	20	42	44	46	49	1,609	1,810

Total secured debt	5.13%	4.57%		7,356	71,734	126,713	76,355	1,962	89,198	373,318

Total	4.38%	4.34%		$7,356	$71,734	$451,713	$340,355	$251,962	$1,189,198	$2,312,318

________________________

(1)	Represents the rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of discounts/premiums, excluding deferred financing costs.

(2)
Amounts presented represent the gross aggregate principal amount due at maturity before the effect of the following at March 31, 2016: $12.5 million of unamortized deferred financing costs, $7.2 million of unamortized discounts for the unsecured senior notes and $5.8 million of unamortized premiums for the secured debt.

(3)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.050% at March 31, 2016.

(4)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.150% at March 31, 2016.

(5)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company’s earnings release on April 27, 2016 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and adjusting for other lease related items. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/ Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of Funds Available for Distribution.

Fixed Charge Coverage Ratio:

Calculated as EBITDA divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues, including discontinued operations.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of March 31, 2016. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2016	2015
Same Store Cash Net Operating Income	$92,554	$76,935
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net	7,292	23,036
GAAP Operating Expenses Adjustments, net	22	(198)
Same Store GAAP Net Operating Income	99,868	99,773
Non-Same Store GAAP Net Operating Income	7,752	7,862
Net Operating Income, as defined (1)	107,620	107,635
Adjustments:
General and administrative expenses	(13,437)	(12,768)
Acquisition-related expenses	(62)	(128)
Depreciation and amortization	(50,440)	(51,487)
Interest income and other net investment gains	271	360
Interest expense	(11,829)	(16,878)
Gains on sale of land	—	17,268
Gains on sales of depreciable operating properties	145,990	—
Net Income	178,113	44,002
Net income attributable to noncontrolling interests	(3,805)	(815)
Preferred dividends	(3,313)	(3,313)
Net Income Available to Common Stockholders	$170,995	$39,874

________________________

(1)	Please refer to page 27 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Guidance/Outlook
(unaudited, $ in thousands, except per share amounts)

	Full Year 2016 Range at March 31, 2016
	Low End	High End
Net Income Available to Common Stockholders	$250,641	$258,878
Adjustments:
Noncontrolling interests in earnings of the Operating Partnership	7,141	7,375
Depreciation and amortization	212,139	217,165
Gains on sales of depreciable real estate	(145,990)	(145,990)
Funds From Operations	$323,931	$337,428

Weighted average common shares/units outstanding - diluted	96,408	96,408

FFO per common share/unit - diluted	$3.36	$3.50

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2016	2015
Net Income Available to Common Stockholders	$170,995	$39,874
Interest expense	11,829	16,878
Depreciation and amortization	50,440	51,487
Net income attributable to noncontrolling interests	3,805	815
Gains on sales of depreciable operating properties	(145,990)	—
Preferred dividends	3,313	3,313

EBITDA (1)	$94,392	$112,367

________________________

(1)	Please refer to page 28 for a Management Statement on EBITDA.

Kilroy Realty Corporation
First Quarter 2016 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2016	2015
Funds Available for Distribution (1)	$56,422	$61,277
Adjustments:
Recurring tenant improvements, leasing commissions and recurring capital expenditures	15,540	9,602
Depreciation of furniture, fixtures and equipment	776	644
Preferred dividends	3,313	3,313
Net changes in operating assets and liabilities and other adjustments (2)	2,153	(19,857)

GAAP Net Cash Provided by Operating Activities	$78,204	$54,979

________________________

(1)	Please refer to page 29 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.